UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

Oilsands Quest Inc.
 (Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205, 707– 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 263-1623

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On June 28, 2007, the Company appointed Pamela Wallin and William Scott Thompson to the board of directors effective June 29, 2007. At the present time, the Company does not expect to appoint Ms. Wallin or Mr. Thompson to any committees of the board of directors. There are no arrangements or understandings pursuant to which Ms. Wallin or Mr. Thompson were elected to the board of directors although Ms. Wallin will receive options to acquire 100,000 shares of the Company’s common stock exercisable at the closing sales price on June 29, 2007, and vesting 25% immediately and 25% on each anniversary thereafter. Ms. Wallin’s options will expire on June 29, 2012.

Ms. Wallin is an independent director who, for more than the past two years, did not have a material interest, direct or indirect, in any transaction or in any proposed transaction with the Company.

Mr. Thompson was a director of the Company from August 2006 to May 1, 2007 and a director of the Company’s wholly owned subsidiary, Oilsands Quest Sask Inc. (“OQI Sask”), from August 2005 to August 2006. In addition to Mr. Thompson’s position on the board of directors, he is president and a director of Harris-Forbes, Inc., which was engaged by the Company as a financial advisor from May 2005 to June 2006. Harris-Forbes, Inc. received 2,000,000 shares of the Company’s restricted common stock as compensation for its services of which Mr. Thompson beneficially owns 500,000 shares. Mr. Thompson also beneficially owns options to acquire 2,057,500 shares of the Company’s common stock in connection with the Exchangeable Shares issued to OQI Sask shareholders pursuant to a reorganization agreement with OQI Sask dated August 14, 2006 (the “Reorganization Agreement”). Other than Mr. Thompson’s former position as a board member of the Company and OQI Sask, the Company’s transaction with Harris-Forbes, Inc., and the Exchangeable Shares to be received pursuant to the Reorganization Agreement, neither Mr. Thompson, nor any affiliate, has or had a material interest, direct or indirect, in any transaction or in any proposed transaction with the Company.

Item 8.01 Other Events.

On June 28, 2007, the Company issued a press release. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated June 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc.
(Registrant)

Date: July 3, 2007	/s/ Karim Hirji

Name: Karim Hirji
Title: Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated June 28, 2007.